Exhibit 10.12 (a)
STANLEY BLACK & DECKER
SUPPLEMENTAL RETIREMENT ACCOUNT PLAN
(As In Effect January 1, 2011, Except As Otherwise Provided)
     Background. Stanley Black and Decker, Inc., formerly known as The Stanley Works, together with its wholly-owned U.S. subsidiaries (“Stanley Black & Decker”), has maintained the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works to provide certain employees with benefits that are not provided under a tax-qualified retirement plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (“Code”). Stanley Black & Decker, Inc. now desires to amend said plan into two separate restated plans. This document sets forth the terms of the plan restatement to be known as the Stanley Black & Decker Supplemental Retirement Account Plan (the “Plan”).
Article 1
Effective Date
This restatement shall be effective January 1, 2011, except as otherwise provided herein. This amended and restated Plan shall apply with respect to any amounts contributed to or distributed from the Plan on or after January 1, 2011.
Article 2
Definitions
The following terms have the meanings set forth below.
     “Accounts” means a Participant’s Supplemental Employee Contribution Account, Supplemental Company Matching Contribution Account, and Supplemental Company Core Contribution Account.
     “BDK Pension Plan” means The Black & Decker Pension Plan or the Retirement Plan for Hourly-Rated Employees of Porter-Cable Corporation.
     “Beneficiary” means any individual, trust or estate designated by a Participant, in accordance with the procedures established by the Company, to receive a death benefit payable on the Participant’s behalf under the Plan. If, at the time of death of a Participant, there is no beneficiary designation on file with the Company or there is no such designated beneficiary surviving, the death benefit, shall be paid to the Participant’s estate.
     “Committee” means the Finance and Pension Committee of the Board of Directors of the Company.
     “Company” means Stanley Black & Decker, Inc.
     “Compensation” means, with respect to a Plan Year:
     (a) Subject to paragraphs (b), (c) and (d), the salary and other amounts received by a Participant from the Controlled Group for services actually rendered in the course of employment with the Controlled Group during the pertinent Plan Year, to the extent such amounts are includible in the gross income of the Participant for federal income tax purposes, including, but not limited to, bonuses, commissions and vacation pay that are paid with respect to such services rendered during the Plan Year. Compensation for a Plan Year shall also include a Participant’s Elective Deferral Contributions under the

Plan, and elective contributions of the Participant that are excludable from gross income for federal income tax purposes under Section 402(g) of the Code, Section 125 of the Code or Section 132(f)(4) of the Code (a qualified transportation fringe benefit plan), provided that any such contributions are made from amounts that would be considered Compensation pursuant to the preceding sentence if paid to the Participant.
     (b) Compensation for a Plan Year shall not include reimbursements or other expense allowances, fringe benefits (whether or not paid in cash), moving expenses, welfare benefits, including the cost of group term life insurance coverage, deferred compensation in the year paid if the compensation has been deferred beyond the calendar year in which it would otherwise have been paid, special bonuses, retention bonuses, synergy bonuses, or working capital bonuses, WIN awards, amounts paid to a Participant under the Company’s long-term stock incentive plans, amounts realized from the grant or exercise of a stock option, or, except as provided below, any amounts paid during the Plan Year for services rendered in a prior Plan Year. Subject to paragraph (d), for purposes of paragraph (a), a bonus that is includible in Compensation and paid to the Participant in the Plan Year that follows the Plan Year during which the services were performed with respect to which the bonus is paid will be included in Compensation for such Plan Year in which the services were performed. Any Elective Deferral Contributions with respect to a bonus, that are elected pursuant to Section 3.1(a) prior to the beginning of the Plan Year in which the services were performed with respect to which the bonus is determined, will be included in Compensation for that Plan Year. Except for a Participant’s final regular payroll check or a bonus for services performed in a prior Plan Year, Compensation shall not include amounts paid after the Participant ceases to have employment status with Stanley Black & Decker. Amounts described in subsection (a) that are paid after the last day of a Plan Year solely for services performed during the final payroll period that includes the last day of such Plan Year shall be treated as Compensation for the Plan Year in which such final payroll period ends. Pursuant to Treasury Regulation Section 1.409A- 2(a)(13), the preceding sentence shall not apply to any amount that is paid after the last day of a Plan Year for services performed during any period other than such final payroll period, such as a bonus paid entirely or in part with respect to services performed during a period other than the final payroll period.
     (c) For purposes of paragraph (a), a Participant who earns sales commission compensation is treated as providing the services to which such compensation relates in the Plan Year in which the pertinent sale occurs. For purposes of this paragraph (c), the term ‘sales commission compensation’ means compensation or portions of compensation earned by a Participant if a substantial portion of the services provided by such Participant to Stanley Black & Decker consists of the direct sales of products or services to unrelated customers, such compensation earned by the Participant consists of either a portion of the purchase price for products or services or an amount substantially all of which is calculated by reference to the volume of sales, and payment of such compensation is contingent upon the closing of the sales transaction and such other requirements as may be specified by Stanley Black & Decker prior to the closing of the sales transaction. For this purpose, a customer is treated as an unrelated customer only if the customer is not related to either the Participant or Stanley Black & Decker, and a person is treated as related if the person would be treated as related under Treasury Regulation Section 1.409A-1(f)(2)(ii) or the person would be treated as providing management services under Treasury Regulation Section 1.409A-1(f)(2)(iv).
     (d) Anything herein to the contrary notwithstanding, an amount that is deferred at the election of a Participant effective in regard to an amount payable under the Company’s management incentive plans with respect to services performed prior to 2011 shall not be considered Compensation for any Plan Year for purposes of determining contributions under Section 4.1 or 4.2(a) but shall be considered Compensation for purposes of determining contributions under Section 4.2(b) in the year such amount would have been paid to the Participant if not deferred, provided that such amount is not paid with respect to services performed in a Plan Year that precedes the first Plan Year in which services are performed with respect to which contributions are made on behalf of the Participant pursuant to a Plan provision other than this paragraph (d). Anything herein to the contrary notwithstanding, solely for purposes of determining contributions under Section 4.2(b), Compensation for a Plan Year shall include Compensation for services performed during the Plan Year (as determined above) that is payable during the Plan Year and also any amount that is payable during the Plan Year that otherwise would be considered Compensation for a prior Plan Year as a result of being attributable to services performed in the prior Plan Year (provided that such amount is not payable with respect to services performed in a Plan Year that precedes the first Plan Year in which services are performed with respect to which contributions are made on behalf of the Participant pursuant to a Plan provision other than this paragraph (d)). Moreover, solely for purposes of determining contributions under Section 4.2(b), Compensation for a Plan Year shall not include any amount that is payable during the subsequent Plan Year that otherwise would be considered Compensation for the current Plan Year as a result of being attributable to services performed during the current Plan Year.
     “Controlled Group” means a group of corporations or other entities of which the Company is a member, determined under Section 414(b) and Section 414(c) of the Internal Revenue Code, applied by utilizing “at least 80 percent” each place it appears in Internal Revenue Code Section 1563(a)(1), (2) and (3) and in Treasury Regulation Section 1.414(c)-2.
     “Disability” means a Participant’s Separation from Service as a result of his or her permanent inability, by reason of a medically determinable physical or mental impairment, to perform any job for which the Participant is reasonably suited by education and experience.
     “Earnings” means:
     (a) Subject to paragraph (b), the salary and other amounts received by a Participant for a Plan Year from the Controlled Group for services actually rendered in the course of employment with the Controlled Group, to the extent such amounts are includible in the gross income of the Participant for federal income tax purposes, including, but not limited to, bonuses, commissions and vacation pay that are paid during the Plan Year. Earnings for a Plan Year shall also include a Participant’s elective contributions that are excludable from gross income for federal income tax purposes under Section 402(g) of the Code, Section 125 of the Code or Section 132(f)(4) of the Code (a qualified transportation fringe benefit plan), provided that any such contributions are made from amounts that would be considered Earnings pursuant to the preceding sentence if paid to the Participant.
     (b) Earnings for a Plan Year shall not include reimbursements or other expense allowances, fringe benefits (whether or not paid in cash), moving expenses, welfare benefits, including the cost of group term life insurance coverage, deferred compensation in the year paid if the compensation has been deferred beyond the calendar year in which it would otherwise have been paid, special bonuses, retention bonuses, synergy bonuses, or working capital bonuses, WIN awards, amounts paid to a Participant under the Company’s long-term stock incentive plans, or amounts realized from the grant or exercise of a stock option. Except for a Participant’s final regular payroll check, Earnings shall not include amounts paid after the Participant ceases to have employment status with the Controlled Group.
     “Elective Deferral Contribution” means the amount of Compensation that a Participant elects to defer under Section 4.1.
     “Employee” means an individual employed by Stanley Black & Decker as a common law employee on a salaried basis who is subject to the income tax laws of the United States and is not covered under a collective bargaining agreement, provided that, anything herein to the contrary notwithstanding, an individual shall not be considered an Employee and shall not be eligible to defer Compensation with respect to a Plan Year or receive any other contributions under the Plan for a Plan Year unless he or she is eligible to make elective pre-tax contributions under the Retirement Account Plan on the first day of such Plan Year, based on the provisions of the Retirement Account Plan that are adopted prior to the first day of the Plan Year and in effect on such first day of the Plan Year, without regard to any subsequent changes in the Retirement Account Plan.
     “Highly Compensated Employee” means, for purposes of determining if an individual is a Highly Compensated Employee in connection with Section 3.1(a) for a Plan Year, an Employee who received Earnings from the Controlled Group during the immediately preceding Plan Year in excess of the minimum dollar amount that is then applied under Code Section 414(q)(1)(B), subject to adjustments made thereunder, for determining status as a “highly compensated employee” under said Code Section for the following Plan Year. An individual who has been a Highly Compensated Employee shall cease to be a Highly Compensated Employee, effective upon the close of business on the last day of the Plan Year in which his or her Earnings for such Plan Year do not exceed the pertinent dollar amount that applies under Code Section 414(q)(1)(B) when determining his or her status as a ‘highly compensated employee’ under Code Section 414(q)(1)(B) for the subsequent Plan Year. For purposes of this definition, an individual’s Earnings for the last calendar quarter of a Plan Year shall be determined solely on the basis of projected base salary, including projected elective contributions under Code Section 125, 402(g) or 132(f)(4), with respect to such base salary.
     “Participant” means a Highly Compensated Employee who is eligible under Section 3.1(a) or 3.2 to elect to defer a portion of his or her Compensation under the Plan.
     “Plan Year” means the calendar year.
     “Retirement Account Plan” means the Stanley Black & Decker Retirement Account Plan sponsored by Stanley Black & Decker, Inc..
     “Retirement Plan” means The Stanley Works Retirement Plan as in effect on April 16, 2002, without regard to any subsequent changes in such plan.
     “Separation from Service” means the termination of a Participant’s employment with the Controlled Group for a reason other than death. Whether a Separation from Service has occurred is determined in accordance with the standards that apply for determining if there is a ‘separation from service’ for a reason other than death pursuant to Treasury Regulation Section 1.409A-1(h)(1). There is a Separation from Service as of a particular date, if the Company and the Participant reasonably anticipated that, as of that date, the Participant would provide no further services to the Controlled Group as a common law employee or as an independent contractor or the Participant would provide services to the Controlled Group as a common law employee or an independent contractor at an annual rate that is not more than 20% of the services rendered, on average, during the immediately preceding 36 consecutive months of service (or the full period of service, if less than 36 months). For purposes of the preceding sentence, service as a director of a member of the Controlled Group shall not be taken into account.
     The Participant’s employment relationship shall be treated as continuing while the Participant is on military leave, sick leave or other bona fide leave of absence, provided that the Participant is expected to return to work for a member of the Controlled Group and the period of such leave of absence does not exceed six months, or if the period is longer, the Participant has a right to reemployment with a member of the Controlled Group either by statute or by contract. If the period of a military leave, sick leave or other bona fide leave of absence exceeds six months and there is no right to reemployment, a termination of the employment relationship shall be deemed to have occurred as of the first date immediately following the first six months of the leave.
     “Specified Employee” means a Participant who is identified as a ‘specified employee’ in accordance with Treasury Regulation Section 1.409A-1(i), pursuant to a written policy established and maintained by the Company.

     “Supplemental Company Core Contribution Account” means the bookkeeping record that reflects the supplemental Company core contributions credited under the Plan pursuant to Section 4.2(b), including funds credited under the terms of the Plan as in effect prior to January 1, 2011, attributable to supplemental Company cornerstone contributions.
     “Supplemental Company Matching Contribution Account” means the bookkeeping record that reflects the supplemental Company matching contributions credited under the Plan, pursuant to Section 4.2(a), including funds credited under the terms of the Plan as in effect prior to January 1, 2011, attributable to supplemental Company matching contributions.
     “Supplemental Employee Contribution Account” means the bookkeeping record that reflects amounts credited under Section 4.1, including funds credited to such Account under the terms of the Plan as in effect prior to January 1, 2011.
     “Valuation Date” means the date established by the Committee for valuing Participants’ Accounts.
Article 3
Plan Participation
     3.1 Date of Participation. (a) Eligibility to Defer. An Employee shall become a Participant in the Plan effective upon the first January 1 on which he or she is a Highly Compensated Employee. Subject to Section 3.2, an Employee who is a Participant for a Plan Year shall be eligible to elect under Section 4.1 to defer a specified portion of the Compensation payable with respect to services performed during the Plan Year, provided that the Employee must irrevocably elect to defer such portion before January 1 of such Plan Year in which the services are performed, and, subject to Section 3.3, such election must remain in effect for the entire Plan Year.
          (b) Deferral Elections. Any election to defer Compensation shall be effective only with respect to Compensation for services that are performed on or after the January 1st on which such election becomes effective. An election to defer Compensation by making Elective Deferral Contributions shall be submitted to the Company by the deadline established by the Company that precedes the first January 1 on which such election is to become effective. Such election shall state the portion of Compensation to be withheld. Any election to defer shall be made in accordance with procedures established by the Company and, subject to Section 3.3, shall be irrevocable for the Compensation payable with respect to services performed during the Plan Year to which such election applies.
          (c) Evergreen Deferral Elections. Except as provided below, an election to defer a specified portion of Compensation payable with respect to services performed during a Plan Year shall remain in effect for Compensation payable with respect to services performed during subsequent Plan Years until changed or revoked by the Participant, and, subject to Sections 3.2 and 3.3, as of each December 31, such a prior election becomes irrevocable with respect to Compensation payable in connection with services performed by the Participant during the immediately following Plan Year, so that the deferral election with respect to Compensation payable with respect to services performed by the Participant during the immediately following Plan Year shall be deemed to have been irrevocably made as of December 31 of the preceding Plan Year. Anything herein to the contrary notwithstanding, an election made prior to 2010 with respect to the contribution of Elective Deferral Contributions may be considered an evergreen election, for purposes of this Section 3.1(c), in regard to 2011 or a subsequent year only with respect to the portion of Compensation consisting of base salary (including commissions and vacation pay) and shall not be considered an evergreen election for purposes of this Section 3.1(c) in connection with an amount payable as a cash bonus under a management incentive plan with regard to services performed in 2011 or a subsequent year.
          3.2 Continuing Plan Participation. If an Employee becomes a Participant for a Plan Year, pursuant to Section 3.1(a), he or she shall remain eligible to make Elective Deferral Contributions from Compensation payable with respect to services performed during each subsequent Plan Year in which he or she is a Highly Compensated Employee. If an Employee who has become a Participant for a Plan Year, pursuant to Section 3.1(a), ceases to be a Highly Compensated Employee with respect to a subsequent Plan Year, he or she shall not be eligible to make Elective Deferral Contributions from Compensation payable with respect to services performed during that subsequent Plan Year but shall be eligible to make Elective Deferral Contributions from Compensation payable with respect to services performed during the next Plan Year in which he or she is a Highly Compensated Employee by making a new deferral election under Section 3.1(a). The provisions of the Plan shall continue to apply to an individual until his or her vested Accounts are distributed.
          3.3 Unforeseeable Emergency. With the approval of the Committee, a Participant who is faced with an “unforeseeable emergency” shall be permitted, on account of such emergency, to cancel an election previously made by the Participant to make Elective Deferral Contributions under the Plan. An election by a Participant to cancel his or her Elective Deferral Contributions with respect to Compensation payable for services performed during a Plan Year on account of an unforeseeable emergency shall cancel all remaining Elective Deferral Contributions of the Participant that would otherwise be made with respect to Compensation payable for services performed during the Plan Year, and no additional Elective Deferral Contributions shall be made until the Participant makes a new election to defer a portion of his or her Compensation for services performed during a subsequent Plan Year in accordance with Sections 3.1 and 3.2. For purposes of this Section 3.3, an unforeseeable emergency is a severe financial hardship to a Participant resulting from (a) an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or a dependent of the Participant (as defined in Code Section 152, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B)), (b) loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to the home not otherwise covered by insurance), or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The determination of whether a Participant is faced with an unforeseeable emergency shall be made by the Committee in its sole discretion, based on the facts and circumstances surrounding such emergency and such information as the Committee shall deem to be necessary in accordance with the requirements of Code Section 409A and the regulations thereunder.
Article 4
Supplemental Employee and Company Contributions
          4.1 Elective Deferral Contributions. (a) Elections to Defer. An Employee who is a Participant for a Plan Year may make an election for the Plan Year in accordance with Section 3.1 to defer a specified whole percentage, from 1% to 50%, of the portion of Compensation for services performed during the Plan Year that consists of base salary (including any commissions or vacation pay). Also, an Employee who is a Participant for a Plan Year may make an election for the Plan Year, in accordance with Section 3.1, to defer a whole percentage, of up to 100%, of any Compensation for services performed during the Plan Year that consists of a cash bonus payable under a management incentive plan. Any election under this Section 4.1(a) shall be implemented as an irrevocable election under Section 3.1
          (b) Crediting of Elective Deferral Contributions. Any amount deferred under this Section 4.1 shall be credited to a Supplemental Employee Contribution Account as soon as administratively practicable following the date on which the amount would have been paid to the Participant if not for the Participant’s election to defer.
          4.2 Supplemental Company Contributions. (a) Supplemental Matching Contributions for Elective Deferral Contributions. There shall be credited to a Participant’s Supplemental Matching Contribution Account, for a Plan Year, supplemental Company matching contributions equal to 50% of the Elective Deferral Contributions credited, for the Plan Year under Section 4.1(a), to the extent such Elective Deferral Contributions do not exceed 7% of the portion of Compensation for services performed during the Plan Year in excess of the amount of Compensation for the Plan Year that may be taken into account with respect to the Participant when determining his or her elective pre-tax contributions for the Plan Year under the Retirement Account Plan (on the basis of the provisions of the Retirement Account Plan that were adopted prior to the first day of the Plan Year and in effect on the first day of the Plan Year). These supplemental Company matching contributions shall be credited to the Participant’s Supplemental Matching Contribution Account as soon as practicable following the month for which the Elective Deferral Contributions to which the matching contributions relate are credited to the Participant’s Supplemental Employee Contribution Account.
          (b) Supplemental Core Contributions for Certain Participants. There shall be credited to a Supplemental Company Core Contribution Account for a Participant, other than a Participant who is described in Part II of Appendix A, any “core” contribution determined under Part I of Appendix A.
          4.3. Investment Return. (a) Crediting of Investment Return. Subject to such rules and limitations as the Committee may establish, each Participant shall designate from among the assumed investment funds described in subsection (b) of this Section 4.3, one or more assumed investment funds in which amounts that are credited to his or her Supplemental Employee Contribution Account, Supplemental Company Matching Contribution Account or Supplemental Company Core Contribution Account shall be deemed to be invested. However, at the discretion of the Committee, different investment options may be made available with respect to the Supplemental Company Core Contribution Account than is the case with respect to the other Accounts. A Participant’s Supplemental Employee Contribution Account, Supplemental Company Matching Contribution Account and Supplemental Company Core Contribution Account shall be adjusted periodically, as of each Valuation Date, for increases or decreases in the fair market value of the assumed investment funds in which such Accounts are deemed to be invested.
          (b) Assumed Investment Alternatives. The Committee shall designate the assumed investment funds, including a fund that is designed to invest primarily in Company stock, that shall be available from time to time under the Plan for purposes of measuring the investment return of a Supplemental Employee Contribution Account or a Supplemental Company Matching Contribution Account. The Committee shall also designate assumed investment funds that shall be available for assuming the investment returns of the Supplemental Company Core Contribution Accounts. At the discretion of the Committee, different investment options, that do not necessarily include a Company stock fund, may be made available with respect to amounts attributable to the Supplemental Company Core Contribution Account than is the case with respect to amounts attributable to the other Accounts. In accordance with procedures established by the Committee, each Participant may elect how the amounts credited to his or her Supplemental Employee Contribution Account, Supplemental Company Matching Contribution Account and Supplemental Company Core Contribution Account shall be deemed to be invested among the assumed investment funds made available by the Committee. If a Participant has not made a valid investment election, the pertinent portion of the Participant’s Supplemental Employee Contribution Account, Supplemental Company Matching Contribution Account and Supplemental Company Core Contribution Account shall be deemed to be invested in a default investment fund identified by the Committee.

Article 5
Vesting
          5.1 Supplemental Employee Contribution Account and Supplemental Company Contribution Accounts. A Participant’s vested interest in his or her Accounts under the Plan shall be determined as follows:
          (a) Supplemental Employee Contribution Account. A Participant is 100% vested at all times in the value of any amounts credited to the Participant’s Supplemental Employee Contribution Account.
          (b) Supplemental Company Contribution Accounts. A Participant shall be 100% vested in the value of his or her Supplemental Company Matching Contribution Account upon the Participant’s completion of one year of service, and, except as provided below, no portion of a Participant’s Supplemental Company Matching Contribution Account shall be vested before completion of one year of service. A Participant shall be 100% vested in the value of his or her Supplemental Company Core Contribution Account upon the Participant’s completion of three years of service, and, except as provided below, no portion of a Participant’s Supplemental Company Core Contribution Account shall be vested before completion of three years of service. A Participant shall automatically become vested in the value of his or her Supplemental Company Matching Contribution Account and Supplemental Company Core Contribution Account if the Participant has employment status with any member of the Controlled Group (i) upon reaching his or her 55th birthday, (ii) upon incurring a Disability, or (iii) upon his or her death. For purposes of this subsection (b), a year of service means each twelve month period commencing on an individual’s employment commencement date and the anniversaries thereof during which the individual has employment status with any member of the Controlled Group, during the period it is a member of the Controlled Group and the period of employment with a predecessor employer preceding the Company’s acquisition of the business conducted by such employer, whether through the purchase of all of the outstanding stock of such employer or of all, or substantially all, of the assets used by such employer in a trade or business. A Participant who ceases to have employment status with the Controlled Group on a date that is less than a full year following the most recent anniversary of his or her employment commencement date shall receive vesting service credit for each month during such partial year in which he or she had employment status. A Participant whose employment is interrupted by a break in service shall have his or her years of service determined by aggregating service with all members of the Controlled Group before and after the break in service. Anything herein to the contrary notwithstanding, if an individual is not employed by the Controlled Group on or after January 1, 2011, his or her vested interest, if any, in funds attributable to contributions made by the Company shall be determined in accordance with the provisions of the Plan in effect when he or she ceased to have employment status.
Article 6
Distributions of Vested Accounts
          6.1 Time and Form of Distribution of Vested Accounts. (a) Time of Distribution of Vested Accounts. Except as otherwise provided in subsection (b) of this Section 6.1, in Section 6.4, and in Section 6.5, a Participant’s vested Accounts shall be distributed as set forth below:
     (i) If the Participant elected a distribution date for his or her vested Accounts pursuant to Section 6.2, the vested Accounts shall be distributed to the Participant upon such date, pursuant to Section 7.1, provided that, if the Participant dies prior to that date, the vested

Accounts shall be distributed to the Participant’s Beneficiary upon the Participant’s death, as provided in Section 7.1.
     (ii) If the Participant did not elect a distribution date for his or her vested Accounts under Section 6.2, the vested Accounts shall be distributed to the Participant upon his or her Separation from Service, as provided in Section 7.1. If the Participant dies prior to the stipulated time of distribution, the vested Accounts shall be distributed to the Participant’s Beneficiary following the Participant’s death, as provided in Section 7.1.
          (b) Delayed Distributions to Specified Employees. If a Participant is a Specified Employee as of the date of his or her Separation from Service and the Participant did not elect a distribution date for his or her vested Accounts, pursuant to Section 6.2, that is at least six months after the date of his or her Separation from Service, payment of such Participant’s vested Accounts shall be made to the Participant, as provided in Section 7.1, once six months have elapsed following the date of the Participant’s Separation from Service. However, if a Participant for whom payments are deferred under this Section 6.1(b) dies prior to receiving his or her payment under this Section 6.1(b), payment shall be made upon his or her death, as provided in Section 7.1.
          6.2 Election of Time of Distribution. (a) Time for Making Election. Except as otherwise provided in this Section 6.2(a), a Participant, upon making an initial election to defer Compensation, may elect that his or her vested Accounts be distributed on the later of the last day of a specified Plan Year quarter or the last day of the Plan Year quarter which contains the date of the Participant’s Separation from Service. Anything herein to the contrary notwithstanding, an election may not be made under this Section 6.2(a) by a Participant on behalf of whom an amount is credited under the Plan as of a date that precedes the first day of the Plan Year during which the Participant first makes Elective Deferral Contributions.
          (b) Subsequent Elections as to Time of Distribution. A Participant shall be permitted to make a written election to delay a distribution of his or her vested Accounts, provided that any such election must specify a distribution date that is the later of the last day of a Plan year quarter or the last day of the Plan Year quarter which contains the date of Separation from Service and must satisfy all of the following requirements:
     (i) the election must be made at least twelve months prior to the date on which the distribution would otherwise have been made;
     (ii) the election may not become effective until at least twelve months after the date on which the election is made; and
     (iii) except in the case of an election relating to a distribution to be made upon a Participant’s death, the distribution must be deferred for at least 5 years from the date on which the distribution would otherwise have been made.
          (c) Elections Made in 2007 or 2008 as to Time of Distribution. If an election was made in 2007 to change the time of distribution of a Participant’s vested Accounts, such new election could not defer to a later year the payment of any amount that would otherwise be payable in 2007 and could not require a payment to be made in 2007 that would otherwise be payable in a later year. Moreover, if an election was made in 2008 to change the time of distribution of a Participant’s vested Accounts, such new election could not defer to a later year the payment of any amount that would otherwise be payable in 2008 and could not require a payment to be made in 2008 that would otherwise be payable in a later year.

          6.3 Form of Distribution of Vested Accounts. Subject to Sections 6.4 and 6.5, a Participant’s vested Accounts shall be distributed in a lump sum payment to the Participant or, in the case of a distribution that is made pursuant to the Participant’s death, to the Participant’s Beneficiary. Each such lump sum payment shall be made in cash.
          6.4 Exceptions for Participants in the SERP. Subject to Section 6.5, in the case of a Participant who is also a participant in The Stanley Works Supplemental Executive Retirement Plan (SERP), the foregoing provisions of this Article 6 and any other provision in the Plan pertaining to the time or form of a distribution shall not apply and, instead, all vested Accounts under the Plan shall be paid at the same time and in the same form as the benefit payable to or on behalf of such Participant under the SERP. If such vested Accounts under the Plan are paid in an annuity pursuant to the provisions of this Section 6.4, the annuity shall be determined pursuant to the procedures for calculating an annuity with respect to assets attributable to the Plan, as set forth in Appendix B of the SERP, and the payment of any death benefit on behalf of the Participant shall be made at the same time and in the same form as provided under the SERP to the beneficiary determined under the SERP.
          6.5. Chief Executive Officer. Anything herein to the contrary notwithstanding, in the case of the Participant who was the Company’s chief executive officer on January 1, 2007, the time and form of payment of the vested Accounts payable to or on behalf of such Participant shall be the same time and form of payment as the time and form of payment that applies to his “Pension Make-Whole” benefit provided pursuant to the terms of such Participant’s employment agreement with the Company. If such vested Accounts under the Plan are paid in an annuity pursuant to the provisions of this Section 6.5, the annuity shall be calculated pursuant to the procedures for determining an annuity with respect to the amount attributable to the Plan, as set forth in the Pension Make-Whole provisions of the employment agreement, and the payment of any death benefit on his behalf shall be made at the time and in the form provided under those provisions in such employment agreement to the beneficiary determined under such provisions.
Article 7
Miscellaneous
          7.1 Distribution Date. Any distribution that is made in accordance with Article 6 pursuant to a Participant’s Separation from Service or death, prior to his or her benefit commencement date, shall be made upon the last day of the Plan Year quarter which contains the date of Separation from Service or death, based on the Valuation Date that coincides with such last day of the Plan Year quarter, except that any distribution to a Participant pursuant to Section 6.1(b) shall be made upon the day following the last day of the Plan Year quarter which contains the sixth month that begins after the date of Separation from Service, based on the Valuation Date that coincides with such last day of the Plan Year quarter. Any payment that is made pursuant to Article 6 upon a distribution date designated under Section 6.2(a) or (b) shall be based on the Valuation Date that coincides with that distribution date, except that any distribution subject to Section 6.1(b) shall not be made prior to the day following the last day of the Plan Year quarter which contains the sixth month that begins after the date of the Participant’s Separation from Service Subject to Section 6.1(b), there shall be no interest adjustment for a payment made subsequent to a distribution date.
          7.2 Amendment or Termination. (a) Amendment. The Company, by action of the Committee, reserves the right to amend the Plan at any time, including but not limited to the right to amend the Plan to cease future contributions to the Plan, provided that, unless necessary to meet the requirements of applicable law, benefits that have already accrued on behalf of a Participant may not be eliminated or reduced upon amendment of the Plan.

          (b) Termination of Plan. Subject to Sections 6.4 and 6.5, the Company, by action of the Committee, reserves the right, at any time, to terminate the Plan and to distribute all Accounts in lump sum payments as soon as administratively practicable to Participants and Beneficiaries, provided the Plan is terminated in the following circumstances:
     (i) Within 30 days before or 12 months after a change in control of the Company, as defined in Code Section 409A and Treasury Regulation Section 1.409A-3(i)(5), provided that all distributions are made no later than 12 months following the termination of the Plan and further provided that all nonqualified deferred compensation arrangements of the same type (i.e., all nonqualified account balance plans subject to Code Section 409A) maintained by the Company and all members of the Controlled Group are terminated, so that all Participants and all participants in the other arrangements are required to receive all amounts of compensation deferred under the Plan and the other arrangements no later than 12 months following the date on which the Committee takes action to terminate the Plan and the Controlled Group takes action to terminate all such other arrangements;
     (ii) Within 12 months of a dissolution under Internal Revenue Code Section 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), provided that all amounts credited to a Participant’s Accounts under the Plan are included in the Participant’s gross income in the latest of (A) the calendar year in which the Plan is terminated; (B) the calendar year in which all amounts credited to the Participant’s Accounts are no longer subject to a substantial risk of forfeiture; or (C) the first calendar year in which the distribution of the Accounts is administratively practicable, provided that a Participant incurs income tax liability with respect to his or her Accounts under the Plan not later than the calendar year in which he or she receives an actual or constructive distribution from such Accounts; or
     (iii) At the Committee’s discretion, provided that (A) the termination of the Plan does not occur proximate to a deterioration of the financial health of the Company or a member of the Controlled Group, (B) all nonqualified deferred compensation arrangements of the same type (i.e., all nonqualified account balance plans subject to Code Section 409A) maintained by the Company and all members of the Controlled Group are terminated with respect to all employees, (C) no payments are made within 12 months after the termination of the Plan (other than payments that would have been payable under the terms of the Plan if the termination of the Plan had not occurred), (D) all payments are made within 24 months after the termination of the Plan, and (E) neither the Company nor any member of the Controlled Group adopts a nonqualified deferred compensation arrangement of the same type (i.e., a nonqualified account balance plan subject to Code Section 409A) for a period of three years, with respect to any employee, following the date of the termination of the Plan.
          7.3 Withholding. To the extent required by law, Stanley Black & Decker shall withhold taxes from any payment due under the Plan.
          7.4 Administration of the Plan. The Plan shall be administered by the Committee. The Committee is vested with full authority (including full discretionary authority) to administer, interpret, and make rules regarding the Plan as it may deem advisable and to make determinations in its discretion that shall be final, binding, and conclusive upon all persons. No member of the Company’s Board of Directors or the Committee will be liable for any action or determination made in good faith with respect to the Plan.
          7.5 Claims Procedure.
          (a) Any individual who believes he or she is entitled to benefits under the Plan (a “Claimant”) shall file a written claim request with the Committee on such forms as the Committee may require. The Committee shall, upon written request of a Claimant, make available copies of any claim forms or instructions, or advise the Claimant where such forms or instructions may be obtained.
          (b) If a claim is wholly or partially denied, the Committee shall furnish to the Claimant a written or electronic notice of the decision within 90 days. The notice shall be set forth in a manner calculated to be understood by the Claimant. If special circumstances require, the Committee may defer action on a claim for benefits for an additional period of not to exceed 90 days, and, in that case, it shall notify the Claimant in a written or electronic notice prior to the close of the initial 90 day period of the special circumstances involved and the time by which it expects to render a decision. If the claim relates to Disability benefits, the Committee shall furnish to the Claimant a written or electronic notice of the decision within 45 days. If special circumstances require, the Committee may defer action on a claim for Disability benefits for an additional period of not to exceed 30 days, and, in that case, it shall notify the Claimant in a written or electronic notice prior to the close of the initial 45 day period of the special circumstances involved and the time by which it expects to render a decision. However, if prior to the end of the 30 day period, the Committee determines that, due to matters beyond its control, a decision cannot be rendered on a claim for Disability benefits, the period for making the Disability claim determination may be extended for up to an additional 30 day period, and, in that case, the Committee shall notify the Claimant in a written or electronic notice prior to the end of the first 30 day period of the circumstances involved and the time by which a decision is expected. The written or electronic notice of a denial of a claim shall contain the following information:
     (i) The specific reason(s) for denial of the claim;
     (ii) Specific references to pertinent provisions of the Plan upon which the denial is based;
     (iii) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary;
     (iv) An explanation of the claims review procedure under the Plan describing the steps to be taken by a Claimant who wishes to submit the claim for review; and the time limits applicable to such procedures, and the Claimant’s right to bring a civil action under Section 502(a) of ERISA within 180 days following an adverse determination on review;
     (v) In the case of a claim for Disability benefits, a copy of any specific internal rule, guideline, protocol or other similar criterion that was relied upon in making the determination, or a statement that a copy of the rule, guideline, protocol or other similar criterion shall be provided to the Claimant free of charge upon request; and
     (vi) In the case of a claim for Disability benefits that is denied based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s circumstances, or a statement that an explanation shall be provided free of charge upon request.
     (c) A Claimant may, with respect to any denied claim:
     (i) Request review upon written application filed within 60 days after receipt by the Claimant of written or electronic notice of the denial of the Claimant’s benefit claim, or if the claim is for a Disability benefit, request review upon written application filed within 180 days after receipt by the Claimant of written or electronic notice of the denial of the Claimant’s Disability benefit claim;

     (ii) Review pertinent documents and submit any additional issues and comments in writing;
     (iii) Submit documents, records and other information relating to the claim for benefits;
     (iv) Have reasonable access to, upon request and free of charge, copies of all documents, records, and other information relevant to a benefit claim;
     (v) Have a full and fair review by the Committee of the denial that takes into account all comments, documents, records, and other information relevant to the Claimant’s claim for benefits; and
     (vi) If the claim is for Disability benefits, the following additional rules shall apply:
     (A) The review shall not give deference to the initial adverse benefit determination;
     (B) The review shall be conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the initial decision to deny the Disability benefit claim nor a subordinate of that individual.
     (C) If the adverse determination that is the subject of the review was based on a medical judgment, the named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment;
     (D) Any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the adverse benefit determination that is the subject of the review shall be identified, without regard to whether the advice was relied upon in making the benefit determination; and
     (E) The health care professional engaged for purposes of a consultation shall be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.
Any request or submission must be in writing and must be directed to the Committee or in the case of a review of a claim for Disability benefits, its designee. The Committee (or, in the case of a claim for Disability benefits, its designee) shall have the sole responsibility for the review of any denied claim and shall take all steps appropriate in light of its findings.
          (d) The Committee (or, in the case of a claim for Disability benefits, its designee) shall render a decision upon review. If it is determined that any benefits claimed should be denied upon review, written or electronic notice of the same shall be provided to the Claimant. The written or electronic notice of the final decision shall set forth: the specific reason or reasons for the adverse determination; references to the specific Plan provisions on which the benefit determination was based; a statement that advises the Claimant that he or she is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits; and in the case of the review of a claim for a Disability benefit that was denied as a result of an internal rule, guideline, protocol or other similar criterion, either the specific rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination, or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion shall be provided to the Claimant free of charge upon request. Also, if the adverse determination upon review of a claim for Disability benefits is based on a medical necessity or experimental treatment or similar exclusion or limit, the Claimant shall be provided free of charge either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation shall be provided free of charge upon request. In addition, the written or electronic notice to Claimant shall describe any voluntary appeal procedures offered under the Plan and the Claimant’s right to obtain information about such procedures and a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA within 180 days following receipt of written or electronic notice of denial of the claim for benefits upon review. The notice to the Claimant shall include the following statement: “You and the Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.” A final determination by the Committee shall be rendered within a reasonable period of time, not exceeding 60 days, after receipt of the Claimant’s notice of appeal. Under special circumstances, such determination may be delayed for an additional period not to exceed 60 days, in which case the Claimant shall be notified electronically or in writing of the delay prior to the close of the initial 60 day period. However, if the Committee holds regularly scheduled meetings at least quarterly, a final determination by the Committee shall be rendered no later than the date of the first meeting of the Committee after receipt of the Claimant’s notice of appeal, unless the receipt of the Claimant’s notice of appeal is within the 30 day period preceding the date of the next scheduled meeting of the Committee. In such case, a final determination by the Committee shall be rendered no later than the date of the second meeting of the Committee after receipt of the Claimant’s notice of appeal. Under special circumstances, such determination may be delayed to the date of the third meeting of the Committee after receipt of the Claimant’s notice of appeal, in which case the Claimant shall be notified electronically or in writing of the delay prior to the commencement of the extension period. If the claim relates to a Disability benefit, a final determination by the appropriate named fiduciary shall be rendered within a reasonable period of time, not exceeding 45 days, after receipt of the Claimant’s notice of appeal. Under special circumstances, such determination may be delayed for an additional period not to exceed 45 days, in which case the Claimant shall be notified electronically or in writing of the delay prior to the close of the initial 45 day period.
          7.6 Governing Text. The Plan, including any amendments, shall constitute the entire agreement between Stanley Black & Decker and any Employee, Participant or Beneficiary regarding the subject matter of the Plan. The Plan, including any amendments, shall be binding on Stanley Black & Decker, Employees, Participants, Beneficiaries, and their respective heirs, administrators, trustees, successors and assigns.
          7.7 Enforceability of Plan Provisions. If any provision of the Plan shall, to any extent, be invalid or unenforceable, the remainder of the Plan shall not be affected, and each other provision of the Plan shall be valid and enforced to the fullest extent permitted by law.
          7.8 Rights of Persons Entitled to Benefits. Any person entitled to receive benefits under the Plan shall have the rights of an unsecured general creditor of Stanley Black & Decker.
          7.9 Nonassignability.
          (a) Except as provided in subsection (b), the right of any individual to a benefit under the Plan shall not be subject to attachment or other legal process for the debts of such individual and an individual’s benefit under the Plan shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.
          (b) Notwithstanding anything herein to the contrary, there shall be assigned from a Participant’s Accounts, the amount that the Committee determines to have been lawfully assigned to the

Participant’s former spouse (‘alternate payee’) under a judgment or order, including an approved divorce settlement agreement, that is implemented pursuant to a state domestic relations law in regard to a dissolution of marriage that was effective October 3, 2008, provided that such assignment does not alter the time or form of payment of any portion of the Participant’s vested Accounts that is not assigned to the alternate payee.
          7.10 Special Distributions. Whenever, in the opinion of the Committee, a person entitled to receive a benefit under the Plan is unable to manage his or her financial affairs, the Committee may direct that payment be made to a legal representative or relative of such person for his or her benefit. Alternatively, the Committee may direct that any payment for such person be applied for the benefit of such person in such manner as the Committee considers advisable. Any payment made in accordance with this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.
          7.11 Terms of Employment. Participation in the Plan shall not give an individual any right to remain in the service of Stanley Black & Decker, and an individual shall remain subject to discharge to the same extent as if the Plan had not been adopted.
          7.12 Restricted Transactions. A Participant’s right under Section 4.3 to direct the investment of his or her Accounts, and a Participant’s right under Article 6 to receive a distribution, of all vested amounts credited to his or her Accounts shall be restricted to the extent necessary to comply with the securities laws.

STANLEY BLACK & DECKER, INC.

By
Title:
Date:

APPENDIX A
STANLEY BLACK & DECKER
SUPPLEMENTAL RETIREMENT ACCOUNT PLAN
Part I
     (a) As of the last day of a Plan Year, a “core” contribution shall be allocated to the Supplemental Company Core Contribution Account of each individual described in subsection (b)(i), (ii), or (iii).
     (i) Subject to subsection (c), an amount shall be allocated for a Plan Year under this subsection (a)(i) to the Supplemental Company Core Contribution Account of an eligible Participant described in subsection (b)(i) that is equal to (A) a percentage, determined in accordance with the following table, of his or her Compensation for the Plan Year, based on the individual’s age, in whole years, on December 31 of the Plan Year, reduced by (B) the amount credited to the Participant’s “Core Account” for the Plan Year as a “Core Allocation” under the Retirement Account Plan:

Participant’s Age on	Percentage of
December 31 of the Plan Year	Compensation
Under 40	2%
40-54	4%
55 or older	6%
     (ii) Subject to subsection (c), an amount shall be allocated for a Plan Year that begins after December 31, 2010, and ends prior to January 1, 2016, under this subsection (a)(ii) to the Supplemental Company Core Contribution Account of an eligible Participant described in subsection (b)(ii) that is equal to (A) a percentage, determined in accordance with the following table of his or her Compensation for the Plan Year based on the individual’s age, in whole years, on December 31 of the Plan Year, reduced by (B) the amount credited to the Participant’s “Core Account” for the Plan Year as a “Core Transition Benefit Allocation” under the Retirement Account Plan. No amount shall be allocated under this subsection (a)(ii) with respect to a Plan Year that begins after December 31, 2015.

Participant’s Age on	(Percentage of Compensation)
December 31 of the Plan Year	2011	2012	2013	2014	2015
Under 40	1%	1%	0.5%	0.5%	0.5%
40 to 54	1%	1%	0.5%	0.5%	0.5%
55 or older	3%	3%	1.5%	1.5%	1.5%
     (iii) Subject to subsection (c), an amount shall be allocated for a Plan Year that begins after December 31, 2010 and ends prior to January 1, 2016, under this subsection (a)(iii) to the Supplemental Company Core Contribution Account of an eligible Participant described in subsection (b)(iii) that is equal to (A) a percentage, determined in accordance with the chart, set forth on the attached page of this Appendix A, of his or her Compensation for the Plan year, based on the individual’s age, in whole years, on December 31, 2001, and service credited for benefit accruals in whole years, determined as of January 1, 1998, under the provisions of the Retirement Plan or the BDK Pension Plan, reduced by the amount credited to the Participant’s “Core Account” for the Plan Year as an “Additional Core Transition Benefit Allocation” under

i

the Retirement Account Plan. No amount shall be allocated under this subsection (a)(iii) with respect to a Plan Year that begins after December 31, 2015.
(b) (i) As of the last day of each calendar quarter, a Supplemental Company Core Contribution Account credit for such quarter shall be determined under subsection (a)(i) for each Participant who has employment status with Stanley Black & Decker on the last day of such calendar quarter, provided that any such credit shall be reduced by the credit recognized as a “Core Allocation” under the Retirement Account Plan for the quarter and further provided that, notwithstanding any contrary provision in this Plan, no amount shall be allocated under subsection (a)(i) for a Participant who is described in Part II of this Appendix A to the Plan.
     (ii) As of the last day of each calendar quarter that ends on or after March 31, 2011, and prior to January 1, 2016, a Supplemental Company Core Contribution Account credit for such quarter shall be determined under subsection (a)(ii) for each Participant who (A) was eligible to receive “cornerstone allocations” under the terms of the Stanley Account Value Plan for the 2010 plan year of that plan or accrued benefits under the BDK Pension Plan for the 2010 plan year of such plan, (B) is eligible for a Supplemental Company Core Contribution Account credit for the quarter under subsection (b)(i), and (C) has employment status with Stanley Black & Decker on the last day of such calendar quarter, provided that any such credit shall be reduced by the credit recognized as a “Core Transition Benefit Allocation” under the Retirement Account Plan for the quarter and further provided that, notwithstanding any contrary provision in this Plan, no amount shall be allocated under subsection (a)(ii) for a Participant who is described in Part II of this Appendix A to the Plan. No amount shall be allocated under this subsection (b)(ii) with respect to a calendar quarter that begins after December 31, 2015.
     (iii) As of the last day of each calendar quarter that ends on or after March 31, 2011, and prior to January 1, 2016, a Supplemental Company Core Contribution Account credit for such quarter shall be determined under subsection (a)(iii) for each Participant who (A) was a participant in the Retirement Plan or the BDK Pension Plan on January 31, 1998, (B) is eligible for a Supplemental Company Core Contribution Account credit for the quarter under subsection (b)(ii), and (C) has employment status with Stanley Black & Decker on the last day of such calendar quarter, provided that any such credit shall be reduced by the credit recognized as an “Additional Core Transition Benefit Allocation” under the Retirement Account Plan for the quarter and further provided that, notwithstanding any contrary provision in this Plan, no amount shall be allocated under subsection (a)(iii) for a Participant who is described in Part II of this Appendix A to the Plan. No amount shall be allocated under this subsection (b)(iii) with respect to a calendar quarter that begins after December 31, 2015.
     (c) The amount of an eligible individual’s Supplemental Company Core Contribution Account allocation pursuant to this Appendix A for a Plan Year shall be determined in quarterly credits, pursuant to subsection (b), based on the applicable percentage of Compensation during each calendar quarter in which the individual has employment status on the last day of such calendar quarter, reduced by the applicable credits recognized under the Retirement Account Plan. The sum of the individual’s quarterly credits for a Plan Year shall be credited to such individual’s Supplemental Company Core Contribution Account as of the last day of such Plan Year or, if earlier, as of the last day of the calendar quarter coinciding with or next preceding the date on which an individual described in subsection (b)(i), (ii) or (iii) ceases to have employment status with Stanley Black & Decker during such Plan Year.

ii

PART I of APPENDIX A (continued)
STANLEY BLACK & DECKER SUPPLEMENTAL RETIREMENT ACCOUNT PLAN
Supplemental Additional Core Transition Benefit Allocations under subsections (a)(iii) and (b)(iii) of this Part I of Appendix A
     Years of Credited Service as of January 31, 1998

Age*	0	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31	32	33	34	35	36	37	38	39	40
22	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
23	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
24	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
25	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
26	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
27	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
28	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
29	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.2%	0.2%	0.2%	0.2%	0.2%	0.2%	0.2%
30	0.1%	0.1%	0.1%	0.1%	0.2%	0.2%	0.2%	0.2%	0.3%	0.3%	0.3%	0.3%	0.3%	0.3%
31	0.1%	0.1%	0.1%	0.1%	0.2%	0.2%	0.2%	0.2%	0.3%	0.3%	0.3%	0.3%	0.3%	0.3%	0.3%
32	0.1%	0.1%	0.1%	0.2%	0.2%	0.2%	0.3%	0.3%	0.3%	0.3%	0.4%	0.4%	0.4%	0.4%	0.4%	0.4%
33	0.1%	0.1%	0.1%	0.2%	0.2%	0.3%	0.3%	0.3%	0.4%	0.4%	0.4%	0.6%	0.6%	0.6%	0.6%	0.6%	0.6%
34	0.1%	0.1%	0.2%	0.2%	0.3%	0.3%	0.4%	0.4%	0.5%	0.5%	0.5%	0.6%	0.6%	0.6%	0.6%	0.6%	0.6%	0.6%
35	0.1%	0.2%	0.2%	0.2%	0.3%	0.3%	0.4%	0.5%	0.5%	0.5%	0.6%	0.7%	0.7%	0.8%	0.8%	0.8%	0.8%	0.8%	0.8%
36	0.1%	0.2%	0.2%	0.2%	0.3%	0.4%	0.5%	0.5%	0.6%	0.6%	0.7%	0.7%	0.9%	0.9%	1.0%	1.0%	1.0%	1.0%	1.0%	1.0%
37	0.1%	0.2%	0.2%	0.3%	0.4%	0.5%	0.5%	0.6%	0.7%	0.8%	0.8%	0.9%	0.9%	0.9%	1.0%	1.0%	1.2%	1.2%	1.2%	1.2%	1.2%
38	0.1%	0.2%	0.3%	0.3%	0.4%	0.5%	0.6%	0.6%	0.7%	0.8%	0.9%	1.0%	1.2%	1.2%	1.2%	1.2%	1.4%	1.4%	1.4%	1.4%	1.4%	1.4%
39	0.1%	0.2%	0.3%	0.4%	0.5%	0.5%	0.7%	0.8%	0.8%	0.8%	1.0%	1.1%	1.2%	1.3%	1.3%	1.3%	1.4%	1.4%	1.7%	1.7%	1.7%	1.7%	1.7%
40	0.1%	0.2%	0.3%	0.4%	0.5%	0.6%	0.7%	0.9%	0.9%	1.1%	1.1%	1.1%	1.2%	1.5%	1.5%	1.5%	1.7%	1.7%	1.8%	2.0%	2.0%	2.0%	2.0%	2.0%
41	0.1%	0.2%	0.3%	0.5%	0.5%	0.6%	0.7%	0.9%	0.9%	1.1%	1.2%	1.3%	1.3%	1.5%	1.6%	1.7%	1.7%	1.9%	1.9%	2.3%	2.3%	2.3%	2.3%	2.3%	2.3%
42	0.1%	0.2%	0.3%	0.5%	0.6%	0.7%	0.8%	0.9%	1.1%	1.1%	1.2%	1.3%	1.3%	1.5%	1.6%	1.7%	1.9%	1.9%	1.9%	2.3%	2.4%	2.4%	2.4%	2.4%	2.4%	2.4%
43	0.1%	0.2%	0.3%	0.5%	0.6%	0.7%	0.8%	0.9%	1.1%	1.1%	1.2%	1.4%	1.4%	1.6%	1.8%	1.8%	2.0%	2.0%	2.2%	2.3%	2.4%	2.4%	2.4%	2.4%	2.4%	2.4%	2.4%
44	0.2%	0.3%	0.3%	0.5%	0.6%	0.7%	0.8%	1.0%	1.1%	1.2%	1.4%	1.4%	1.6%	1.6%	1.8%	1.8%	2.0%	2.0%	2.3%	2.3%	2.4%	2.7%	2.7%	2.7%	2.7%	2.7%	2.7%	2.7%
45	0.2%	0.3%	0.4%	0.5%	0.6%	0.7%	0.8%	1.0%	1.1%	1.2%	1.4%	1.6%	1.6%	1.8%	1.8%	2.0%	2.0%	2.0%	2.3%	2.5%	2.5%	2.7%	2.7%	2.9%	2.9%	2.9%	2.9%	2.9%	2.9%
46	0.2%	0.3%	0.4%	0.5%	0.7%	0.7%	0.9%	1.0%	1.2%	1.3%	1.4%	1.6%	1.7%	1.8%	1.8%	2.0%	2.2%	2.2%	2.6%	2.6%	2.8%	2.9%	2.9%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%
47	0.2%	0.3%	0.4%	0.6%	0.7%	0.9%	0.9%	1.1%	1.2%	1.4%	1.4%	1.6%	1.9%	2.0%	2.1%	2.1%	2.4%	2.4%	2.6%	2.9%	2.9%	3.1%	3.1%	3.1%	3.2%	3.3%	3.5%	3.5%	3.5%	3.5%	3.5%
48	0.2%	0.3%	0.4%	0.6%	0.7%	0.9%	1.0%	1.1%	1.4%	1.4%	1.5%	1.6%	1.9%	2.0%	2.1%	2.1%	2.4%	2.4%	2.7%	2.9%	3.5%	3.5%	3.5%	3.5%	3.8%	3.8%	3.8%	3.8%	3.8%	3.8%	3.8%	3.8%
49	0.2%	0.3%	0.5%	0.6%	0.8%	1.0%	1.0%	1.3%	1.4%	1.4%	1.7%	1.8%	2.0%	2.1%	2.4%	2.4%	2.5%	2.5%	3.0%	3.1%	3.5%	3.5%	3.5%	3.5%	4.2%	4.2%	4.2%	4.2%	4.2%	4.2%	4.2%	4.2%	4.2%
50	0.2%	0.3%	0.5%	0.6%	0.8%	1.0%	1.1%	1.3%	1.4%	1.6%	1.8%	2.0%	2.3%	2.3%	2.6%	2.6%	2.9%	2.9%	3.3%	3.3%	3.5%	3.7%	3.7%	4.2%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%
51	0.2%	0.4%	0.5%	0.6%	0.9%	1.0%	1.1%	1.3%	1.5%	1.6%	1.8%	2.1%	2.3%	2.5%	2.6%	2.6%	2.9%	2.9%	3.4%	3.4%	3.5%	3.7%	4.3%	4.6%	4.6%	4.6%	4.6%	4.6%	4.6%	4.6%	5.7%	5.7%	5.7%	5.7%	5.7%
52	0.2%	0.4%	0.5%	0.8%	0.9%	1.0%	1.2%	1.5%	1.5%	1.8%	2.0%	2.1%	2.5%	2.5%	2.7%	2.7%	3.2%	3.2%	3.8%	3.8%	3.9%	4.1%	4.6%	4.6%	4.6%	4.6%	4.9%	4.9%	5.0%	5.4%	5.7%	5.7%	5.7%	5.7%	5.7%	5.7%
53	0.2%	0.4%	0.5%	0.8%	0.9%	1.2%	1.3%	1.5%	1.6%	1.9%	2.0%	2.4%	2.5%	2.6%	2.8%	3.1%	3.2%	3.3%	3.8%	3.8%	4.2%	4.2%	4.6%	4.6%	4.8%	5.2%	5.2%	5.2%	5.2%	5.4%	5.7%	5.7%	5.7%	5.7%	5.7%	5.7%	5.7%
54	0.2%	0.4%	0.5%	0.8%	0.9%	1.2%	1.3%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
55	0.2%	0.4%	0.6%	0.8%	0.9%	1.2%	1.3%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
56	0.2%	0.4%	0.6%	0.8%	1.0%	1.2%	1.3%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
57	0.2%	0.4%	0.6%	0.8%	1.0%	1.3%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
58	0.2%	0.4%	0.6%	0.8%	1.0%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
59	0.2%	0.5%	0.8%	0.8%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
60	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
61	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
62	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
63	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
64	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
65	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
66	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
67	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
68	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
69	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
70	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
71	0.2%	0.5%	0.8%	1.1%	1.1%	1.5%	1.5%	1.5%	1.7%	1.9%	2.1%	2.7%	2.7%	3.1%	3.1%	3.1%	3.2%	3.8%	3.8%	4.2%	4.2%	4.2%	4.6%	4.6%	5.3%	5.3%	6.0%	6.0%	6.0%	6.0%	6.4%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%

*	Age as of December 31, 2001

APPENDIX A
STANLEY BLACK & DECKER
SUPPLEMENTAL RETIREMENT ACCOUNT PLAN
Part II
     A Participant shall not be eligible to have any amounts credited on his or her behalf for a Plan Year under Section 4.2(b) of the Plan and Part I of this Appendix A if, as of the first day of the Plan Year, he or she is excluded from receiving any “Core Allocations” under the terms of the Retirement Account Plan as adopted prior to the first day of the Plan Year and in effect on the first day of such Plan Year, without regard to any subsequent changes in such terms of the Retirement Account Plan.

iv